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Pricing Supplement No. 28                                       Filing Under
                      ----                                    Rule 424(b)(2)
(To Prospectus Supplement dated June 4, 1997
 including the Prospectus dated May 21, 1997)
                                                              Registration
Trade Date: 9/16/98                                           File No.
           ---------------                                    333-27141




                              IKON Capital, Inc.
--------------------------------------------------------------------------------

                               Medium Term Notes


CUSIP: 45171EAP2
      ---------------------------------
Principal Amount: 125,000,000            Floating Rate Notes: X
                 ----------------------                      -------------------
Interest Rate (if fixed rate):                     Interest Rate Basis:
                              ---------                                ---------
Interest Payment Date(s): Dec 21, Mar 21,
                          Jun 21 Sept 21
                          --------------   -Commercial Paper Rate:
   (other than June 15 and December 15)                           ----------
                                           -Prime Rate:
                                                       ---------------------
Regular Record Date(s): Dec 7, Mar 7,
                        Jun 7, Sept 7
                       ----------------
   (other than May 31 and November 30)     -LIBOR:    X
                                                  --------------------------
Stated Maturity: 9/21/00                   -Treasury Rate:
                -----------------------                   ------------------
Specified Currency: US Dollars             -CD Rate:
                   --------------------             ------------------------
Applicable Exchange Rate (if any): N/A     -Federal Funds Rate:
                                  -----                        -------------
       US Dollar $1.00 = N/A               -Other:
                        ---------------           --------------------------
Issue Price (as a percentage of
             principal amount): 100%
                               --------  Index Maturity: N/A
Selling Agent:                                          ------------------------
  -Lehman Brothers: X                    Spread:      +.20%
                   ----------------             --------------------------------
  -Chase Securities, Inc.:               Spread Multiplier: N/A
                          ---------                        ---------------------
  -Goldman, Sachs & Co:                  Maximum Interest Rate: N/A
                       ------------                            -----------------
  -Merrill Lynch & Co:                   Minimum Interest Rate: N/A
                      -------------                            -----------------
  -Other:                                Initial Interest Rate: N/A
         --------------------------                            -----------------
                                           Interest Reset Date(s)
Selling Agent's Commission (%): 1.489%     (if semi-annually or annually):
                               --------
Purchasing Agent: N/A                      -------------------------------------
                 ----------------------      Third Wednesday of: N/A
Purchasing Agent's Discount or                                  ----------------
             Commission (%): N/A               Interest Reset Date (if weekly,
                            -----------        monthly, or quarterly):
Type of Sale:                                                         ----------
        As Agent: X   As Principal:      Interest Determination Date(s): N/A
                 ----              ----                                 --------
Net proceeds to the Company: 123,138,750 Calculation Date(s): N/A
                            ------------                     -------------------
Settlement date (original issue          Calculation Agent: N/A
  date): 9/21/98                                           ---------------------
        -------------------------------  Interest Payment Date(s): Dec 21,
                                                         Mar 21, Jun 21, Sept 21
Redemption Commencement Date (if                         ----------------------
  any): N/A                                 (other than June 15 and December 15)
       --------------------------------  Regular Record Date(s): Dec 7, Mar 7,
                                                                 Jun 7, Sept 7
Redemption Period: N/A                                          ----------------
                  ---------------------     (other than May 31 and November 30)
Exchange Rate Agent: N/A                 Interest Reset Period: N/A
                    -------------------                        -----------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X    Certificated:
                   ---               ---

Authorized by:  /s/ J.F. Quinn
              ------------------------------------------------------